EXHIBIT 99.1

American Pacific Corporation

News Release

Contact: Dana Kelley – (702) 735-2200

E-mail: InvestorRelations@apfc.com

Website: www.apfc.com

American Pacific Corporation Completes Debt Refinancing

LAS VEGAS, NEVADA, October 29, 2012 – American Pacific Corporation (“AMPAC” or the “Company”) (NASDAQ: APFC) announced today that it completed the refinancing of its senior debt.

On October 26, 2012, the Company entered into an $85 million senior secured credit agreement (the “Credit Facility”). Under the Credit Facility, the Company (i) obtained a term loan in the aggregate principal amount of $60 million, with an initial maturity in 5 years, and (ii) may obtain revolving loans of up to $25 million in aggregate principal amount. The Company may prepay and terminate the Credit Facility at any time, without premium or penalty. The initial annual interest rate is expected to be LIBOR plus 225 basis points plus fee amortization and expenses. The Credit Facility is secured by substantially all of the assets of the Company and contains customary and negotiated covenants and events of default.

Concurrently, the Company terminated its existing asset based lending credit agreement and redeemed its outstanding 9% senior secured notes with an outstanding principal amount of $65 million. The redemption price for the notes was 102.25% of the outstanding principal amount plus accrued interest. On October 26, 2012, the Company irrevocably deposited funds with the trustee in an amount equal to the redemption price for the notes and the related indenture was discharged. Funds used to redeem the notes included the net proceeds from the Credit Facility term loan and available cash.

KeyBanc Capital Markets acted as Joint Lead Arranger, Sole Bookrunner and Administrative Agent. Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as Joint Lead Arranger and Bank of America, N.A. acted as Syndication Agent.

RISK FACTORS/FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding AMPAC’s expectations, beliefs or intentions regarding the future and other statements of management’s opinion. Forward-looking statements in this press release include without limitation statements concerning or relating to expectations of AMPAC’s of future interest rates under its Credit Facility. Words such as “anticipate”, “expect”, “can”, “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause AMPAC’s actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by AMPAC that any of its expectations will be achieved. Factors that could cause actual results to differ materially from such forward-looking statements include risks and uncertainties detailed in AMPAC’s periodic and other filings

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3883 HOWARD HUGHES PARKWAY • SUITE 700 • LAS VEGAS, NV 89169

PHONE (702) 735-2200 • FAX (702) 735-4876

with the Securities and Exchange Commission, including in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Risk Factors in AMPAC’s annual report on Form 10-K for the fiscal year ended September 30, 2011 and quarterly reports on Form 10-Q for the quarters ended December 31, 2011, March 31, 2012 and June 30, 2012. All forward-looking statements contained in this release are made as of the date hereof, based on information available to AMPAC as of the date hereof, and AMPAC assumes no obligation to update any forward-looking statement, whether for actual results or otherwise, except as required by law.

ABOUT AMERICAN PACIFIC CORPORATION

AMPAC is a leading custom manufacturer of fine and specialty chemicals. AMPAC supplies active pharmaceutical ingredients and advanced intermediates to the pharmaceutical industry. For the aerospace and defense industry, AMPAC provides specialty chemicals used in solid rocket motors for space launch and military missiles. AMPAC produces clean agent chemicals for the fire protection industry, as well as electro-chemical equipment for the water treatment industry. Additional information about can be found at www.apfc.com.

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SOURCE:  American Pacific Corporation

Exhibit 99.1 Page 2